UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 18, 2016, Universal Health Services, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders at the Company’s Corporate Center at 367 South Gulph Road, King of Prussia, Pennsylvania.

At the Annual Meeting, the Company’s stockholders voted to: (i) elect two Class II members of the Board of Directors for three-year terms scheduled to expire at the Company’s 2019 Annual Meeting of Stockholders; (ii) ratify the selection of PricewaterhouseCoopers, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and; (iii) reject a shareholder proposal regarding proxy access. The final voting results were as follows:

Proposal No. 1: Election of Directors:

Anthony Pantaleoni – elected by the Class A and Class C Stockholders:

Votes cast in favor	7,259,248
Votes withheld	0
Broker non-votes	0

Robert H. Hotz – elected by the Class B and Class D Stockholders:

Votes cast in favor	70,752,126
Votes withheld	4,628,711
Broker non-votes	3,197,804

Proposal No. 2: Ratification of the selection of PricewaterhouseCoopers, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

Votes cast in favor	66,454,987
Votes cast against	41,775
Votes abstained	2,202
Broker non-votes	0

Proposal No. 3: Shareholder proposal related to proxy access:

Votes cast in favor	5,875,256
Votes cast against	60,234,201
Votes abstained	6,408
Broker non-votes	378,299

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Senior Vice President and Chief Financial Officer

Date: May 19, 2016